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                                                                   EXHIBIT 10.16

                AMENDED AND RESTATED CHANGE OF CONTROL AGREEMENT

        This Amended and Restated Change of Control Agreement (the "COC Agreement") is effective as of June 11, 2001 (the "COC Agreement Date") by and between __________ (the "Employee") and Sybase, Inc., a Delaware corporation (the "Company").

                                    RECITALS

        A. The Employee presently serves at the pleasure of the Board of Directors of the Company (the "Board") as the ___________________________________ of the Company and performs significant strategic and management responsibilities necessary to the continued conduct of the Company's business and operations.

        B. The Employee and the Company previously entered into a Statement of Employment Terms dated ____________________ (which was amended
___________________) setting forth the benefits to which the Employee is entitled upon a Change of Control (as defined below) of the Company.

        C. The Board has determined that it remains in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control of the Company.

        D. The Board believes that it is imperative to provide the Employee with benefits following a Change of Control which are competitive in the market place and which provide sufficient incentive and encouragement to the Employee to remain with the Company, and the Board therefore has determined that it is in the best interests of the Company to amend and restate the terms applicable upon a Change of Control.

        E. In order to accomplish the foregoing objectives, the Board has directed the Company, upon execution of this COC Agreement by the Employee, to agree to the terms provided herein.

        F. Certain capitalized terms used in the COC Agreement are defined in
Section 3 below.

        In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

        1. Term of Employment. The Company and the Employee acknowledge that the Employee's employment is at will, as defined under applicable law, except as may otherwise be provided under the terms of any written employment agreement between the Company and Employee that is signed on behalf of the Company and now or hereafter is in effect. If the


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Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this COC Agreement, together with any written employment agreement then in effect between Employee and the Company, and as may otherwise be available in accordance with the Company's established written employee plans and written policies which are in effect at the time of termination.

        2. Change of Control Benefits.

        (a) Upon the occurrence of a Change of Control, and regardless of whether Employee has been terminated, the Employee shall be entitled to receive a payment in an amount equal to the sum of (A) twice the Employee's annual base salary at the time of the Change of Control, plus (B) twice the average of (x) the annual cash bonus, if any, received or deferred by the Employee in respect of the most recently completed fiscal year (or, if such bonus, if any, has been earned but not yet received or deferred, the annual cash bonus, if any, to be received or deferred with respect to such fiscal year), and (y) the annualized annual cash bonus that Employee is then eligible to receive for the Company's fiscal year in effect on the date of the Change of Control (which shall be calculated by annualizing the objective performance milestones based on the completed fiscal quarters in such fiscal year, and by assuming 100% "on target" satisfaction of any subjective performance milestones); provided, however, that if such Change in Control occurs prior to the completion of the first fiscal quarter, then Employee shall instead receive a payment in the amount described in clause (A) above plus twice the average of the annual cash bonuses, if any, received or deferred by the employee in respect of the two most recently completed fiscal years (or, if such bonus, if any, has been earned but not yet received or deferred with respect to the most recently completed fiscal year, the average of the prior fiscal year's annual cash bonus and the annual cash bonus, if any, to be received or deferred with respect to the most recently completed fiscal year); provided further, however, notwithstanding the above, if the amount calculated under Clause (B) above is less than two times the Employee's target annual incentive compensation for the Company's fiscal year in effect at the time of the Change of Control (the "Current Year"), then the amount under Clause (B) shall instead be deemed to be two times the Employee's target annual compensation for the Current Year. Any payments to which the Employee is entitled pursuant to this section shall be paid in a lump sum within thirty (30) days of the Change of Control. In addition, if within the eighteen
(18) month period following any Change of Control the Employee's employment terminates for any reason other than Cause, the Company shall be obligated for the twenty -four (24) month period following the date of termination to continue to make available to the Employee and to pay for all health, dental, vision, life, dependent life, long-term disability, accidental death and dismemberment and other similar insurance plans existing on the date of termination, or to provide comparable coverage. The Company shall "gross-up" Employee for any income required to be imputed by virtue of providing the benefits set forth in the preceding sentence, such that the net economic result to the Employee will be as if such benefits were provided on a tax-free basis. In addition, any outstanding stock option or restricted stock held by the Employee under the Company's stock option plans, under the Company's subsidiaries' stock option plans and under the stock option plans of corporations that have merged with or into the Company shall automatically have its vesting accelerated (including, for restricted stock, accelerated lapse of a right of repurchase by the Company) as to 100% of the unvested portion of such option or restricted stock on the date of termination.


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        (b) Termination Apart from Change of Control. Aside from the amounts specified above payable in the event of a Change of Control, if the Employee's employment is terminated for any reason, then the Employee shall be entitled to receive severance and any other benefits only as may then be established under the Company's existing written severance and benefit plans and written policies and under any written employment agreement in effect at the time of such termination.

        3. Definition of Terms. The following terms referred to in this COC Agreement shall have the following meanings:

               (a) Change of Control. "Change of Control" shall mean the occurrence of any of the following events:

                      (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities, whether by tender offer, or otherwise; or

                      (ii) A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the COC Agreement Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

                      (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the liquidation of the Company the sale or disposition by the Company of all or substantially all of the Company's assets.

               (b) Cause. "Cause" shall mean (i) any act of personal dishonesty taken by the Employee in connection with his or her responsibilities as an employee and intended to result in substantial personal enrichment of the Employee, (ii) the conviction of a felony, (iii) a willful act by the Employee which constitutes gross misconduct and which is injurious to the Company, and
(iv) continued violations by the Employee of the Employee's obligations as an employee of the Company which are demonstrably willful and deliberate on the Employee's part after there has been delivered to the Employee a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed his or her duties.

               (c) Disability. "Disability" shall mean that the Employee has been unable to


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perform his or her duties as an employee of the Company as the result of incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Employee's employment. In the event that the Employee resumes the performance of substantially all of his of her duties as an employee of the Company before the termination of his or her employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

        4. Excise Tax. In the event that the severance and other benefits provided for in this COC Agreement or otherwise payable to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this
Section 4, would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Employee shall receive (a) a payment from the Company sufficient to pay the Excise Tax plus (b) an additional payment from the Company sufficient to pay the Excise Tax and federal and state income and employment taxes arising from the payments made by the Company to the Employee pursuant to this sentence. Unless the Company and the Employee otherwise agree in writing, the determination of the Employee's Excise Tax liability and the amount required to be paid under this Section 4 shall be made in writing in good faith by the accounting firm serving as the Company's independent public accountants immediately prior to the Change of Control (the "Accountants"), in good faith consultation with the Employee. For purposes of making the calculations required by this Section 4, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4.

        5. Successors.

               (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) or to all or substantially all of the Company's business and/or assets shall assume the obligations under this COC Agreement and agree expressly to perform the obligations under this COC Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this COC Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this COC Agreement by operation of law.

               (b) Employee's Successors. The terms of this COC Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and


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legatees.

        6. Notices. Notices and all other communications contemplated by this COC Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

        7. Miscellaneous Provisions.

               (a) No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment contemplated by this COC Agreement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

               (b) Waiver. No provision of this COC Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this COC Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

               (c) Entire Agreement. Except with respect to the terms of any written employment agreement, if any, by and between the Company and Employee that is signed on behalf of the Company, no agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this COC Agreement have been made or entered into by either party with respect to the subject matter hereof. This COC Agreement supercedes in its entirety the ______, 19__ Statement of Employment Terms between the parties and the Amendment thereto dated _______________.

               (d) Choice of Law. The validity, interpretation, construction and performance of this COC Agreement shall be governed by the laws of the State of California.

               (e) Severability. The invalidity or unenforceability of any provision or provisions of this COC Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

               (f) Arbitration. Any dispute or controversy arising under or in connection with this COC Agreement shall be settled exclusively by arbitration in the County of Contra Costa, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded.


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               (g) No Assignment of Benefits. The rights of any person to payments or benefits under this COC Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (g) shall be void.

               (h) Employment Taxes. Subject to Section 4, all payments made pursuant to this COC Agreement will be subject to withholding of applicable income and employment taxes.

               (i) Assignment by Company. The Company may assign its rights under this COC Agreement to an affiliate, and an affiliate may assign its rights under this COC Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a section of this COC Agreement shall mean the corporation that actually employs the Employee.

               (j) Counterparts. This COC Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

               IN WITNESS WHEREOF, each of the parties has executed this COC Agreement, in the case of the Company by its duly authorized officer, as of the COC Agreement Date.

                                         SYBASE, INC.

                                         By
--------------------------------           --------------------------------
Employee                                   Daniel R. Carl
                                           Vice President, General Counsel and
                                           Secretary